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                                                                   Exhibit 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 25, 2000 on Central and South West Corporation, included and incorporated by reference in this Form 10-K, into the American Electric Power Company, Inc. registration statements on Form S-8 (File Nos. 33-01052, 333-39402, 333-50109, 333-46360, 333-66048 and 333-62278) and Form S-3 (File No.
33-01734 and 333-58540).


/s/ Arthur Andersen LLP

Dallas, Texas
March 28, 2002